UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 6, 2024, Safety Shot, Inc., (the “Company”) entered into an Equity Disbursement Agreement (the “Sales Agreement”) with Maxim Group LLC (the “Sales Agent”) pursuant to which the Company may offer and sell, from time to time, in its sole discretion, shares of its common stock, having an aggregate offering price of up to $5,000,000, subject to certain limitations on the amount of common stock that may be offered and sold by the Company set forth in the Sales Agreement. The Company is not obligated to make any sales of common stock under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

Any shares offered and sold in the at-the-market offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-267644), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 28, 2022, and declared effective on November 09, 2022, and the prospectus supplement relating to the at-the-market offering filed with the SEC on December 6, 2024, and any applicable additional prospectus supplements related to the at-the-market offering that form a part of the registration statement.

The Sales Agent may sell the shares of common stock by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market (“Nasdaq”), or any other trading market for the common stock, sales made to or through a market maker other than on an exchange or through an electronic communications network, or in negotiated transactions pursuant to terms set forth in a placement notice delivered by the Company to the Sales Agent under the Sales Agreement. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of Nasdaq, to sell the shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Sales Agent are not obligated to purchase any shares of common stock on a principal basis pursuant to the Sales Agreement.

The Company will pay the Sales Agent a commission equal to 3.0% of the gross sales proceeds of any shares sold through the Sales Agent under the Sales Agreement, and also has provided the Sales Agent with customary indemnification and contribution rights. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference Carmel LLP relating to the legality of the issuance and sale of the shares in the at-the-market offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Equity Disbursement Agreement dated September 20, 2024
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon,
Chief Executive Officer